August 6, 2020 Conduent Q2 2020 Earnings Results

Cautionary Statements Forward-Looking Statements This document contains “forward-looking statements”, as defined in the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “will,” "aim," “should,” “could”, “may,” “continue to,” “if,” “growing,” “projected,” “potential,” “likely,” and similar expressions, as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, statements regarding our financial results, condition and outlook; changes in our operating results; general market and economic conditions; the strength of our pipeline being greater than it has in a long time; our focus on near-term projects and expectations that such projects will result in improved client performance optimization, client retention programs, enhanced service level agreement monitoring, and contract standardization; our expectations that we will overachieve on our $100M cost transformation program for 2020 (which we also refer to as a cost reduction initiative); and our projected financial performance for Q3 2020 and the strength of our position for the remainder of the year. In addition, all statements regarding the anticipated effects of the novel coronavirus ("COVID-19") pandemic and the responses thereto, including the pandemic’s impact on general economic and market conditions, as well as on our business, customers, and markets, results of operations and financial condition and anticipated actions to be taken by management to sustain our business during the economic uncertainty caused by the pandemic and related governmental and business actions, as well as other statements that are not strictly historical in nature, are forward looking. These statements reflect management's current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. These forward-looking statements are also subject to the significant continuing impact of the COVID-19 pandemic on our business, operations, financial results and financial condition, which is dependent on developments which are highly uncertain and cannot be predicted. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: the impact of the ongoing COVID-19 pandemic; government appropriations and termination rights contained in our government contracts; risk and impact of potential goodwill and other asset impairments; our ability to renew commercial and government contracts, including contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; risk and impact of geographical events, natural disasters and other factors (such as pandemics, including COVID-19) in a particular country or region on our workforce, customers, vendors, partners and the global economy; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our continuing emphasis on and shift toward technology- led digital transactions; customer decision-making cycles and lead time for customer commitments; our ability to collect our receivables, including those for unbilled services; a decline in revenues from, or a loss of, or a reduction in business from, or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to modernize our information technology infrastructure and consolidate data centers; our ability to comply with data security standards; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; the outcome of litigation to which we are a party from time to time; changes in the volatility of our stock price and the risk of litigation following a decline in the price of our stock; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our Annual Reports on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this presentation speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise. 2

Cautionary Statements Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. 3

"Conduent rose to the occasion of being "I am beyond grateful for your at the forefront in these troubling and partnership throughout this year's challenging times and came out better. runout! Thank you for working late Yes, all these efforts and the rewards nights and weekends to ensure that we that come our way is a step forward to service our members! Thank you for win it together... covering shifts, handling queues and -Employee, IT, India assignments, and most of all for working to meet our service agreements. Job "Thank you for the update, and for well done!!" caring about our safety. A special thanks -Insurance Company to Conduent Guatemala, who is looking after our safety so effectively since the pandemic broke out here in mid March." "Conduent allowed us to mitigate -Employee, HRLS, Guatemala impacts from the COVID-19 crisis with realization of closure as well as "As a new employee who joined right at continuity of operations in a difficult the start of COVID lockdown, I really context. Please thank all your teams on appreciate the transparency and our behalf" information you update us with! " -Auto Company --Employee, Sales, United States 4

Q2 2020 Highlights

CONDUENT

Business Update	

- Q2 Revenue and Adj EBITDA above expectations
  - Revenue of $1,016M; Adj. EBITDA[1] of $110M
  - Revenue performance led by Government Services (Payments) volumes and lower than anticipated volume pressure on Transportation
  - Adj EBITDA performance led by revenue performance and cost savings
- Q2 Revenue and Adj EBITDA **excluding** COVID-19 impact also above expectations
  - Revenue down ~(5.5)% Y/Y when excluding ~$(35)M COVID impact
  - Adj EBITDA Margin performance ex-COVID at high end of initial expectations
- $623M in TCV new business signings in Q2 2020; up 90% Y/Y
  - Annual Recurring Revenue signings of $105M; up 25% Y/Y

Operational Summary

- Expect to significantly overachieve $100M+ FY 2020 cost savings target driven by temporary and permanent actions
- Y/Y improvement in operational and technology performance
- Focus on strengthening client relationships leading to improved retention
- Currently ~75% of associates working from home. Planning phased and measured return to Conduent locations (depending on COVID-19 conditions)

(1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted EBITDA. This metric is adjusted to exclude divestitures and other items.

5

Continued Sales Momentum TCV Signings Select Wins $2,000M COMMERCIAL New logo with leading commercial healthcare payer, $1,000M $912M providing managed care services and leveraging HSP $485M $512M $515M acquisition $506M $623M $328M $324M $—M $234M $209M GOVERNMENT Q2' 19 Q3' 19 Q4' 19 Q1' 20 Q2' 20 New logo with Michigan Health & Human Services to New Business Renewal provide $1.3B in annual state disbursements serving 845,000 children New Business (ARR and NRR) TRANSPORTATION New Logo with Ohio Transit Authority for Turnpike and $200M Infrastructure Commission, providing E-ZPass Service, 216 lanes and 53M vehicles annually $76M $49M $100M $43M $42M $44M • Strongest New Business TCV signings since (1) $84M $105M spin ; $623M, up 90% Y/Y, up 92% Q/Q $71M $74M $57M $—M • ARR Signings up 25% Y/Y, up 84% Q/Q Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 NB ARR Year 1 NB NRR • Pipeline grew to $22B 6 (1) Normalized for divestitures

COVID-19 Business Update

CONDUENT

Q2 2020 COVID-19 Revenue Impact

Commercial	Government	Transportation
↓	↑	↓
~$(44)M	~$45M	~$(36)M

- **Commercial:** Pressure in Transaction Processing (reduced dental, auto, travel, etc), HRLS (BenefitWallet interest rate declines), and Commercial Healthcare (medical and workers comp claim volume)
- **Government:** Significant volume increases in unemployment and SNAP
- **Transportation:** Declines in tolling volume and project delays for portion of quarter

COVID-19 Related Government Business Performance

~1.4M New cards distributed for Unemployment claims

~25% SNAP Volume Increase(1)

- ~$45M Q2 COVID-19 related benefit in Government business
- Current expectation for COVID-19 related Government impact for FY 2020 of ~$80M+
- Government services business provides counter cyclical offset to Commercial and Transportation declines

(1) Supplemental Nutrition Assistance Program (SNAP). Increase based on active card holders; includes temporary Pandemic SNAP.

7

Cost Savings Update

- Expect to significantly overachieve FY 2020 annual cost savings target of $100M+ (targeting 60/40 permanent vs temporary)
- Temporary actions include travel, furloughs, reduced vendor spend, etc.
- Permanent actions include operating model improvement (spans and layers), vendor rationalization, shared services, real estate-related efficiency, etc.

% of Total Cost Savings[1]


Other 15%
Travel 5%
3rd Party 10%
WFH / Facilities 10%
Temporary Labor 15%
Permanent Labor 45%

Delivering on cost savings plan via optimization without sacrificing "Quality"

(1) Represents approximate percentages as a total of targeted program

8

Transformation Update

CONDUENT

GROWTH

- Segmented business for investment and growth tactics leading to better capital and strategic allocation
- Driving improved win rates… More selective and deliberate approach on decisions to bid
- Investing in top-graded talent, systems and processes to improve forecasting, lead generation, etc.

EFFICIENCY

- Hired operations lead to further consolidate shared services operations and drive efficiency / margin expansion
- Full organization assessment to increase span of control and reduce unnecessary layers resulting in 1500+ permanent role eliminations
- Optimizing Real Estate portfolio leveraging work-from-home; reduced portfolio square footage by ~5% in 1H20

QUALITY

- Command center and proactive monitoring continues to reduce outages and resolution times
- Progress consolidating data centers with minimal incidents… will create improved performance, consistency, standardization and security
- Improving governance and process controls to enhance implementations and SLA performance

Continuing to improve upon "Growth", "Quality", and "Efficiency" pillars of Transformation focus

9

Financials 10

Q2 2020 P&L Metrics Revenue Adj. Operating Income(1) $1,500M (8.6)% Y/Y $75M (8.3)% in CC $63M $1,112M ~(5.5)% ex COVID $55M $1,016M $1,000M $50M (13.0)% Y/Y $500M $25M $—M $—M Q2 '19 Q2 '20 Q2 '19 Q2 '20 GAAP: $1,112M $1,016M GAAP: $(1,119)M $(64)M Adj. EBITDA(1) • Revenue: ◦ Decline driven by prior year lost business and COVID-19 $150M pressure from Transportation, HRLS, CHC, and TP $114M partially offset by COVID-19 related Government $110M increases $100M ◦ ~(5.5)% BAU decline Y/Y when you exclude ~$(35)M (3.5)% Y/Y COVID-19 impact • Adj. Operating Income(1) and Adj. EBITDA(1): $50M ◦ Decline driven by lower revenue contribution ◦ COVID-19 net impact of ~$(8)M including temporary cost $—M savings Q2 '19 Q2 '20 • Adj. EBITDA Margin(1): 10.8%, up 50 bps Y/Y; margin (2) As Reported : $114M $110M improvement driven by cost reductions. (1) Refer to Appendix for complete Non-GAAP reconciliations of adjusted operating income and adjusted EBITDA/margin. These metrics are adjusted to exclude divestitures and other items. 11 (2) Includes divested businesses.

Q2 2020 P&L by Segment

CONDUENT

Revenue



Transportation, $165M
(14.9)% Y/Y
(14.4)% in CC
Commercial, $520M
(12.2)% Y/Y
(11.6)% in CC
Government, $331M
1.5% Y/Y
1.5% in CC

Adj. EBITDA[1] Contributions



(27)% Y/Y
$96M
18% Y/Y
$120M
(5)% Y/Y
$39M
$(145)M
$110M
Commercial
Government
Transportation
Unallocated Shared and Other (2)
Adjusted EBITDA

- **Commercial:** declines driven by prior year lost business (in Customer Experience and HRLS) and COVID-19 related volume declines and interest rate impact
- **Government:** growth driven by increase in COVID-related volumes and new business partially offset by CAMMIS loss net of transition revenues
- **Transportation:** declines driven by COVID-19 related volume pressure partially offset by new international transit

- **Commercial:** AEBITDA decline driven by revenue pressure and exit costs related to contract loss, partially offset by reduced IT, labor, and real estate; margin 18.5% down (380) bps Y/Y
- **Government:** AEBITDA driven by higher revenue and reduced IT and labor; margin 36.3% up 500 bps Y/Y
- **Transportation:** AEBITDA down driven by revenue partially offset by reduced labor; margin 23.6% up 250 bps Y/Y; margin improvement driven by transformation
- **Unallocated shared costs:** unallocated spend reduced by (9.9)% driven by cost reduction program

(1) Refer to Appendix for complete Non-GAAP reconciliations of adjusted EBITDA/margin.

(2) Includes $(144) million in Unallocated Shared Infrastructure and Corporate related plus $(1) million of Other adjusted EBITDA.

12

Q2 2020 Cash Flow and Balance Sheet Balance Sheet Q2 2020 Cash Balance ($ in millions) 12/31/2019 6/30/2020 $40M $—M $—M $437M (2) $413M (1) Total Cash $505 $437 $(16)M • Q2 Adj. Free Cash Flow : $40M (2) Total Debt 1,514 1,649 • Q2 Capex(6) as % of revenue: 3.5% Term Loan A(3,4) due 2022 664 648 Term Loan B(3) due 2023 824 820 (7) • Net leverage ratio of 2.6x Revolving Credit Facility due 2022(5) — 150 10.5% Senior Notes due 2024 34 34 • $437M of cash(2) at end of Q2 Cash Adjusted Less Revolver Other Cash End Finance Leases 17 19 Beginning Free Cash Texas Borrowing(2) Financing of Period Net adjusted leverage ratio(7) 2.1x 2.6x of Period Flow (1) Litigation and Other Payments Adjustments (4,8) (8) Debt Maturity $799M $719M (1) Refer to Appendix for complete non-GAAP reconciliations of Adjusted Free Cash Flow. (2) Total Cash includes $9M of restricted cash and Total debt excludes deferred financing costs. (3) Revolving credit facility and Term Loan A interest rate: LIBOR + 175 bps; Term Loan B: LIBOR + 250 bps. (4) Term Loan A includes EUR 242M, converted to USD conversion rates on June 30, 2020. $78M (5) $592M of available capacity under Revolving Credit Facility as of June 30, 2020. $22M $34M (6) Capex refers to Land, Buildings & Equipment plus additions to Internal Use Software. (7) Net debt (total debt less adjusted cash) divided by TTM Adjusted EBITDA (not adjusted for divestitures). 2020 2021 2022 2023 2024 Adjusted ratio uses total Debt which excludes deferred financing costs. (8) Debt maturity amounts exclude $19M of capital leases and $(22)M of debt issuance costs and unamortized discounts. 13

Q3 2020 Expectations Q3 2020E Q3 2020E REVENUE Adj. EBITDA MARGIN $960M - $1,010M 10% - 11.5% 14

Q&A 15

Appendix 16

Modeling Considerations Metric FY2020 Commentary • FY2020 Cash income taxes: reduced to ~$30M in cash income taxes, including ~$6M benefit related to CARES Act Taxes • Payroll taxes: ~$55M of estimated payroll tax withholding will be deferred to 2021/2022 based on current employment levels Restructuring • Expect ~$60M of spend in FY2020 Cash Interest • Expect cash interest of $55 - 60M Capex • Capex of ~$140M for FY2020 Texas Litigation Payments • Final $118M paid in January 2020 17

Definitions TCV: Total contract value. Signings are defined as estimated future revenues from contracts signed during the period, including renewals of existing contracts. Total Contract Value (TCV) is the estimated total contractual revenue related to signed contracts. Excludes the impact of divested business when applicable. Total New Business Pipeline: Total New Business TCV pipeline of deals in all sell stages. Extends past next 12 month period to include total pipeline. Excludes the impact of divested business as required. New Business Annual Recurring Revenue Year 1: Single year revenue amount of ARR for New Business. Excludes the impact of divested business when applicable. New Business Non-Recurring Revenue: Total non-recurring revenue for New Business. Excludes the impact of divested business when applicable. 18

Non-GAAP Financial Measures Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures. We believe these non- GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate. We make adjustments to Income (Loss) before Income Taxes for the following items as applicable to the particular measure, for the purpose of calculating Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate: • Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period. • Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program. • Goodwill impairment. This represents Goodwill impairment charge related to the unanticipated losses of certain customer contracts, lower potential future volumes and lower than expected new customer contracts for all reporting units. • (Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs. • Litigation costs (recoveries), net. Litigation costs (recoveries), net represents provisions for various matters subject to litigation. • Other charge (credit). This comprises other (income) expenses, net, costs associated with the Company not fully completing the State of New York Health Enterprise Platform project and the Health Enterprise Medical platform projects in California and Montana and other adjustments. • Divestitures. (Revenue) / (Income) loss from divestitures. The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Management believes that adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business. 19

Non-GAAP Financial Measures Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin. We make adjustments to Revenue, Costs and Expenses and Margin for the following items (as defined above), for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin: • Amortization of acquired intangible assets. • Restructuring and related costs. • Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • Other charge (credit). • Divestitures. We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business. We provide adjusted revenues as supplemental information to our presentation of reported GAAP revenue in order to facilitate additional information to our investors concerning period-to-period comparisons reflecting the impact of our divestitures. 20

Non-GAAP Financial Measures Consolidated Adjusted EBITDA and EBITDA Margin We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents Income (loss) before Interest, Income Taxes, Depreciation and Amortization and Contract Inducement Amortization adjusted for the following items (which are defined above). Adjusted EBITDA margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable: • Restructuring and related costs. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • Other charge (credit). • Divestitures. Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and EBITDA Margin in the same manner. 21

Non-GAAP Financial Measures Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, tax payments related to divestitures and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance- based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. Note, as of 3/31/2020 the company is no longer backing out vendor financed leases from Free Cash Flow and has updated all historical numbers to reflect the change. Adjusted Free Cash Flow Adjusted free cash flow is defined as Free Cash Flow from above plus deferred compensation payments, transaction costs, costs related to Texas litigation, and certain other identified adjustments. We use Adjusted Free Cash Flow, in addition to Free Cash Flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities; by excluding certain deferred compensation costs and our one-time Texas settlement costs, as well as transaction costs and transaction cost tax benefit related to acquisitions and divestitures, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as with Free Cash Flow information, as so adjusted, is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs. Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact can be determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Outlook In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided and outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues. Outlook for Free Cash Flow and Adjusted Free Cash Flow is provided as a factor of expected adjusted EBITDA, see above. For the same reason, we are unable to provide GAAP expected adjusted tax rate, which adjusts for our non-GAAP adjustments. 22

Non-GAAP Reconciliations: Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Effective Tax, Adjusted Operating Income (Loss) and Adjusted EBITDA (in millions) Q2 2020 Q1 2020 FY 2019 Q4 2019 Q3 2019 Q2 2019 Q1 2019 ADJUSTED REVENUE Revenue $ 1,016 $ 1,051 $ 4,467 $ 1,099 $ 1,098 $ 1,112 $ 1,158 Adjustment: Divestitures(1) — — (36) — — — (36) Adjusted Revenue 1,016 1,051 4,431 1,099 1,098 1,112 1,122 Foreign currency impact 4 4 24 4 4 7 9 Revenue at Constant Currency $ 1,020 $ 1,055 $ 4,455 $ 1,103 $ 1,102 $ 1,119 $ 1,131 ADJUSTED NET INCOME (LOSS) Income (Loss) From Continuing Operations $ (51) $ (49) $ (1,934) $ (581) $ (16) $ (1,029) $ (308) Adjustments: Amortization of acquired intangible assets(2) 60 60 246 62 61 61 62 Restructuring and related costs 29 7 71 21 8 26 16 Goodwill impairment — — 1,952 601 — 1,067 284 (Gain) loss on divestitures and transaction costs 2 4 25 6 3 2 14 Litigation costs (recoveries), net 14 6 17 2 2 1 12 Other charges (credits) (1) (5) (5) (1) (8) 5 (1) Total Non-GAAP Adjustments 104 72 2,306 691 66 1,162 387 Income tax adjustments(3) (26) (9) (232) (69) (13) (103) (47) Adjusted Net Income (Loss) Before Adjustment for Divestitures $ 27 $ 14 $ 140 $ 41 $ 37 $ 30 $ 32 23

CONTINUED (in millions) Q2 2020 Q1 2020 FY 2019 Q4 2019 Q3 2019 Q2 2019 Q1 2019 ADJUSTED EFFECTIVE TAX Income (Loss) Before Income Taxes $ (64) $ (51) $ (2,106) $ (635) $ (14) $ (1,119) $ (338) Adjustment: Total Non-GAAP Adjustments 104 72 2,306 691 66 1,162 387 Adjusted PBT (Before Adjustment for Divestitures) 40 21 200 56 52 43 49 Divestitures(1) — — (1) — — — (1) Adjusted PBT $ 40 $ 21 $ 199 $ 56 $ 52 $ 43 $ 48 Income tax expense (benefit) $ (13) $ (2) $ (172) $ (54) $ 2 $ (90) $ (30) Income tax adjustments(3) 26 9 232 69 13 103 47 Adjusted Income Tax Expense (Benefit) 13 7 60 15 15 13 17 Adjusted Net Income (Loss) Before Adjustment for Divestitures $ 27 $ 14 $ 140 $ 41 $ 37 $ 30 $ 32 ADJUSTED OPERATING INCOME (LOSS) Income (Loss) Before Income Taxes $ (64) $ (51) $ (2,106) $ (635) $ (14) $ (1,119) $ (338) Adjustment: Total non-GAAP adjustments 104 72 2,306 691 66 1,162 387 Interest expense 15 17 78 18 20 20 20 Adjusted Operating Income (Loss) Before Adjustment for Divestitures 55 38 278 74 72 63 69 Divestitures(1) — — (1) — — — (1) Adjusted Operating Income (Loss) $ 55 $ 38 $ 277 $ 74 $ 72 $ 63 $ 68 24

CONDUENT

CONTINUED

(in millions)	Q2 2020	Q1 2020	FY 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019
ADJUSTED EBITDA							
Income (Loss) From Continuing Operations	$ (51)	$ (49)	$ (1,934)	$ (581)	$ (16)	$ (1,029)	$ (308)
Income tax expense (benefit)	(13)	(2)	(172)	(54)	2	(90)	(30)
Depreciation and amortization	115	117	459	117	115	112	115
Contract inducement amortization	—	1	3	1	1	—	1
Interest expense	15	17	78	18	20	20	20
EBITDA Before Adjustment for Divestitures	66	84	(1,566)	(499)	122	(987)	(202)
Divestitures[1]	—	—	(1)	—	—	—	(1)
EBITDA	66	84	(1,567)	(499)	122	(987)	(203)
Adjustments:							
Restructuring and related costs	29	7	71	21	8	26	16
Goodwill impairment	—	—	1,952	601	—	1,067	284
(Gain) loss on divestitures and transaction costs	2	4	25	6	3	2	14
Litigation costs (recoveries), net	14	6	17	2	2	1	12
Other charges (credits)	(1)	(5)	(5)	(1)	(8)	5	(1)
Adjusted EBITDA Before Adjustment for Divestitures	$ 110	$ 96	$ 494	$ 130	$ 127	$ 114	$ 123
Adjusted EBITDA	$ 110	$ 96	$ 493	$ 130	$ 127	$ 114	$ 122

1. *Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.*
2. *Included in Depreciation and amortization on the Consolidated Statements of Income (Loss).*
3. *The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation accrual, charges for amortization of intangible assets, restructuring, goodwill impairment and divestiture related costs.*

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Non-GAAP Reconciliations: Adjusted Weighted Average Shares Outstanding, Adjusted Diluted EPS, Adjusted Effective Tax, Adjusted Operating Margin and Adjusted EBITDA Margins for the Non-GAAP reconciliations (Amounts are in whole dollars, shares are in thousands and margins are in %) Q2 2020 Q1 2020 FY 2019 Q4 2019 Q3 2019 Q2 2019 Q1 2019 ADJUSTED DILUTED EPS(1) Weighted Average Common Shares Outstanding 209,129 211,093 209,318 211,190 209,626 208,496 207,944 Adjustments: Stock options — — — — — 7 27 Restricted stock and performance units / shares 1,413 278 2,157 2,106 1,509 2,814 2,783 Adjusted Weighted Average Common Shares Outstanding 210,542 211,371 211,475 213,296 211,135 211,317 210,754 Diluted EPS from Continuing Operations $ (0.25) $ (0.24) $ (9.29) $ (2.76) $ (0.09) $ (4.94) $ (1.49) Adjustments: Total non-GAAP adjustments 0.49 0.33 11.01 3.26 0.31 5.56 1.85 Income tax adjustments(2) (0.12) (0.04) (1.10) (0.32) (0.06) (0.49) (0.22) Adjusted Diluted EPS Before Adjustment for Divestitures $ 0.12 $ 0.05 $ 0.62 $ 0.18 $ 0.16 $ 0.13 $ 0.14 ADJUSTED EFFECTIVE TAX RATE Effective tax rate 20.3% 3.9% 8.2% 8.5% (14.3) % 8.0% 8.9 % Adjustments: Total non-GAAP adjustments 12.2 29.4 21.8 18.3 43.1 22.2 25.8 Adjusted Effective Tax Rate(2) 32.5% 33.3% 30.0% 26.8% 28.8% 30.2% 34.7% 26

CONDUENT

CONTINUED

(Margins are in %)	Q2 2020	Q1 2020	FY 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019
ADJUSTED OPERATING MARGIN							
Income (Loss) Before Income Taxes Margin	(6.3)%	(4.9)%	(47.1)%	(57.8)%	(1.3)%	(100.6)%	(29.2)%
Adjustments:							
Total non-GAAP adjustments	10.2	6.9	51.6	62.9	6.1	104.5	33.5
Interest expense	1.5	1.6	1.7	1.6	1.8	1.8	1.7
Margin for Adjusted Operating Income Before Adjustment for Divestitures	5.4	3.6	6.2	6.7	6.6	5.7	6.0
Divestitures[3]	—	—	0.1	—	—	—	0.1
Margin for Adjusted Operating Income	5.4 %	3.6 %	6.3 %	6.7 %	6.6 %	5.7 %	6.1 %
ADJUSTED EBITDA MARGIN							
EBITDA Margin Before Adjustment for Divestitures	6.5 %	8.0 %	(35.1)%	(45.4)%	11.1 %	(88.8)%	(17.4)%
Divestitures[3]	—	—	(0.3)	—	—	—	(0.7)
EBITDA Margin	6.5	8.0	(35.4)	(45.4)	11.1	(88.8)	(18.1)
Total non-GAAP adjustments	4.3	1.1	46.2	57.2	0.5	99.1	28.0
Divestitures[3]	—	—	0.3	—	—	—	0.7
Adjusted EBITDA Margin Before Adjustment for Divestitures	10.8	9.1	11.1	11.8	11.6	10.3	10.6
Divestitures[3]	—	—	—	—	—	—	0.3
Adjusted EBITDA Margin	10.8 %	9.1 %	11.1 %	11.8 %	11.6 %	10.3 %	10.9 %

1. *Average shares for the 2020 and 2019 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of $3 million per each quarter.*
2. *The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation accrual, charges for amortization of intangible assets, restructuring, goodwill impairment and divestiture related costs.*
3. *Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.*

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Non-GAAP Reconciliation: Adj. Free Cash Flow (in millions) Q2 2020 Q1 2020 FY 2019 Q4 2019 Q3 2019 Q2 2019 Q1 2019 Operating Cash Flow $ 74 $ (192) $ 132 $ 348 $ 18 $ (185) $ (49) Cost of additions to land, buildings and equipment (19) (11) (148) (39) (33) (23) (53) Proceeds from sale of land, buildings and equipment — — 2 — — 1 1 Cost of additions to internal use software (17) (13) (67) (18) (12) (20) (17) Tax payment related to divestitures — — 9 1 (1) 7 2 Free Cash Flow 38 (216) (72) 292 (28) (220) (116) Transaction costs 2 1 14 1 1 9 3 Transaction costs tax benefit — — — 3 — (3) — Texas litigation payments — 118 118 — — 98 20 Adjusted Free Cash Flow $ 40 $ (97) $ 60 $ 296 $ (27) $ (116) $ (93) 28

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